Exhibit 5.2

CLEARY GOTTLIEB STEEN & HAMILTON  LLP

ONE LIBERTY PLAZA

NEW YORK, NY 1 0006-1 470

(212) 225-2000
FACSIMILE (212) 225-3999

WWW.CLEARYGOTTLIEB.COM

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E-Mail: jkarpf@cgsh.com

LAURENT ALPERT

VICTOR I. LEWKOW

LESLIE N. SILVERMAN

ROBERT L. TORTORIELLO

LEE C. BUCHHEIT

JAMES M. PEASLEE

THOMAS J. MOLONEY

JONATHAN I. BLACKMAN

MICHAEL L. RYAN

ROBERT P. DAVIS

YARON Z. REICH

RICHARD S. LINCER

STEVEN G. HOROWITZ

JAMES A. DUNCAN

STEVEN M. LOEB

CRAIG B. BROD

MITCHELL A. LOWENTHAL

EDWARD J. ROSEN

LAWRENCE B. FRIEDMAN

NICOLAS GRABAR

CHRISTOPHER E. AUSTIN

SETH GROSSHANDLER

WILLIAM A. GROLL

HOWARD S. ZELBO

DAVID E. BRODSKY

ARTHUR H. KOHN

RICHARD J. COOPER

JEFFREY S. LEWIS

PAUL J. SHIM

STEVEN L. WILNER

ERIKA W. NIJENHUIS

LINDSEE P. GRANFIELD

ANDRES DE LA CRUZ

DAVID C. LOPEZ

CARMEN A. CORRALES

JAMES L. BROMLEY

MICHAEL A. GERSTENZANG

LEWIS J. LIMAN

LEV L. DASSIN

NEIL Q. WHORISKEY

JORGE U. JUANTORENA

MICHAEL D. WEINBERGER

DAVID LEINWAND

JEFFREY A. ROSENTHAL

ETHAN A. KLINGSBERG

MICHAEL J. VOLKOVITSCH
MICHAEL D. DAYAN

CARMINE D. BOCCUZZI, JR.

JEFFREY D. KARPF

KIMBERLY BROWN BLACKLOW

ROBERT J. RAYMOND

LEONARD C. JACOBY

SANDRA L. FLOW

FRANCISCO L. CESTERO

FRANCESCA L. ODELL

WILLIAM L. MCRAE

JASON FACTOR

MARGARET S. PEPONIS

LISA M. SCHWEITZER

JUAN G. GIRALDEZ

DUANE MCLAUGHLIN

BREON S. PEACE

MEREDITH E. KOTLER

CHANTAL E. KORDULA

BENET J. O’REILLY

DAVID AMAN

ADAM E. FLEISHER

SEAN A. O’NEAL

GLENN P. MCGRORY

MATTHEW P. SALERNO

MICHAEL J. ALBANO

VICTOR L. HOU

ROGER A. COOPER

AMY R. SHAPIRO

JENNIFER KENNEDY PARK

ELIZABETH LENAS

LUKE A. BAREFOOT

PAMELA L. MARCOGLIESE

PAUL M. TIGER

JONATHAN S. KOLODNER

DANIEL ILAN

MEYER H. FEDIDA

ADRIAN R. LEIPSIC

ELIZABETH VICENS

ADAM BRENNEMAN

ARI MACKINNON

JAMES E. LANGSTON

    RESIDENT PARTNERS

SANDRA M. ROCKS

S. DOUGLAS BORISKY

JUDITH KASSEL

DAVID E. WEBB

PENELOPE L. CHRISTOPHOROU

BOAZ S. MORAG

MARY E. ALCOCK

DAVID H. HERRINGTON

HEIDE H. ILGENFRITZ

HUGH C. CONROY, JR.

KATHLEEN M. EMBERGER

WALLACE L. LARSON, JR.

JAMES D. SMALL

AVRAM E. LUFT

ANDREW WEAVER

HELENA K. GRANNIS

GRANT M. BINDER

JOHN V. HARRISON

CAROLINE F. HAYDAY

DAVID FLECHNER

    RESIDENT COUNSEL

LOUISE M. PARENT     OF
COUNSEL

February 19, 2015

Actavis plc

1 Grand Canal Square

Docklands

Dublin 2, Ireland

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special United States counsel to Actavis plc, a public limited company incorporated under the laws of the Republic of Ireland (the “Company”), and its subsidiary, Actavis Funding SCS, a common limited partnership (société en commandite simple) organized under the laws of Luxembourg (“Actavis SCS”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”), pursuant to the Securities Act of 1933, as amended (the “Securities Act”), of the registration statement on Form S-3 (excluding the documents incorporated by reference therein, the “Registration Statement”) of the Company, Actavis SCS and the guarantors listed on Schedule I hereto (the “Guarantors”), relating to the offering from time to time, together or separately and in one or more series (if applicable), of (i) debt securities issued by Actavis SCS (the “Debt Securities”); (ii) guarantees by the Guarantors of the Debt Securities (the “Guarantees”); (iii) ordinary shares of the Company, par value $0.0001 per share (the “Ordinary Shares”); (iv) serial preferred shares of the Company, par value $0.0001 per share (the “Serial Preferred Shares”); (v) fractional interests in a series of Serial Preferred Shares and that may be evidenced by depositary receipts (the “Depositary Shares”); (vi) warrants to purchase Ordinary Shares (the “Ordinary Share Warrants”); (vii) contracts for the purchase or sale of Ordinary Shares (the “Ordinary Share

CLEARY GOTTLIEB STEEN & HAMILTON LLP OR AN AFFiLIATED ENTITY HAS AN OFFiCE IN EACH OF THE CITIES LISTED ABOVE.

Actavis plc, p. 2

Purchase Contracts”); and (viii) units consisting of one or more Ordinary Share Purchase Contracts and any one or more Debt Securities, Ordinary Shares, Serial Preferred Shares, Depositary Shares, Ordinary Share Warrants, or debt or equity obligations of third parties, including U.S. Treasury securities, owned by the Company (the “Ordinary Share Purchase Units”). The Debt Securities, the Guarantees, the Ordinary Shares, the Serial Preferred Shares, the Depositary Shares, the Ordinary Share Warrants, the Ordinary Share Purchase Contracts and the Ordinary Share Purchase Units are hereinafter referred to collectively as the “Securities.”

The Securities being registered under the Registration Statement will have an indeterminate aggregate initial offering price and will be offered on a continuous or delayed basis pursuant to the provisions of Rule 415 under the Securities Act.

The Debt Securities and the Guarantees thereof are to be issued under an indenture (as amended or supplemented, the “Indenture”) to be entered into among Actavis SCS, the Guarantors and Wells Fargo Bank, National Association (or another trustee to be named therein) at or before the time of issuance of the Debt Securities. The Guarantees will be provided for in the Indenture.

The Depositary Shares are to be issued from time to time under one or more deposit agreements (each such deposit agreement, a “Deposit Agreement”) to be entered into between the Company and a depositary to be named therein (the “Depositary”).

The Ordinary Share Warrants are to be issued from time to time under one or more warrant agreements (each such warrant agreement, an “Ordinary Share Warrant Agreement”) to be entered into between the Company and a warrant agent to be named therein.

The Ordinary Share Purchase Contracts are to be issued from time to time under one or more purchase contract agreements (each such purchase contract agreement, an “Ordinary Share Purchase Contract Agreement”) to be entered into between the Company and a purchase contract agent to be named therein.

The Ordinary Share Purchase Units are to be issued from time to time under one or more unit agreements (each such unit agreement, an “Ordinary Share Purchase Unit Agreement”) to be entered into between the Company and a unit agent to be named therein.

In arriving at the opinions expressed below, we have reviewed the following documents:

(a)	the Registration Statement and the documents incorporated by reference therein; and

(b)	the form of Indenture, including the form of Guarantee and form of Debt Security, filed as an exhibit to the Registration Statement.

Actavis plc, p. 3

In addition, we have reviewed the originals or copies certified or otherwise identified to our satisfaction of all such other documents, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.

In rendering the opinions expressed below, we have assumed the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. In addition, we have assumed and have not verified the accuracy as to factual matters of each document we have reviewed.

Based on the foregoing, and subject to the further assumptions and qualifications set forth below, it is our opinion that:

1.	The Debt Securities will be the valid, binding and enforceable obligations of Actavis SCS, entitled to the benefits of the applicable Indenture.

2.	The Guarantees will be the valid, binding and enforceable obligations of the applicable Guarantor, entitled to the benefits of the applicable Indenture.

3.	The Depositary Shares to be sold by the Company, upon the due issuance by the Depositary of depositary receipts (including any master depositary receipt issued in connection therewith) evidencing such Depositary Shares against the deposit of Serial Preferred Shares in respect thereof in accordance with the provisions of the relevant Deposit Agreement, will be validly issued and the persons in whose names the depositary receipts are registered will be entitled to the rights specified therein and in the relevant Deposit Agreement.

4.	The Ordinary Share Warrants will be the valid, binding and enforceable obligations of the Company.

5.	The Ordinary Share Purchase Contracts will be the valid, binding and enforceable obligations of the Company.

6.	The Ordinary Share Purchase Units will be the valid, binding and enforceable obligations of the Company.

Insofar as the foregoing opinions relate to the validity, binding effect or enforceability of any agreement or obligation of the Company, Actavis SCS or the Guarantors (a) we have assumed that the Company, Actavis SCS, the Guarantors and each other party to such agreement or obligation has satisfied or, prior to the issuance of the Securities, will satisfy those legal and organizational requirements that are applicable to it to the extent necessary to make such agreement or obligation enforceable against it, (b) we have assumed that at the time of the issuance, sale and delivery of the Securities, any prior authorization thereof by the Company, Actavis SCS or any of the Guarantors will not have been modified or rescinded and there will not have occurred any change in law affecting the validity, binding effect and enforceability of the Securities, (c) such opinions are subject to applicable bankruptcy,

Actavis plc, p. 4

insolvency and similar laws affecting creditors’ rights generally and to general principles of equity and (d) such opinions are subject to the effect of judicial application of foreign laws or foreign governmental actions affecting creditors’ rights.

In rendering the opinions expressed above, we have further assumed that (i) prior to the issuance of the Securities, the Company, Actavis SCS and each Guarantor, as applicable, will authorize the offering and issuance of the Securities and will duly authorize, approve and establish the final terms and conditions thereof, which terms will conform to the descriptions thereof in the Registration Statement and, in the case of the Debt Securities and the Guarantees, to the terms of the applicable Indenture, and will not violate any applicable law, conflict with any matter of public policy, result in a default under or breach of any agreement or instrument binding upon the Company, Actavis SCS or the Guarantors or violate any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, Actavis SCS or the Guarantors; (ii) prior to the issuance of the Securities, the Company or, in the case of Debt Securities, Actavis SCS and the Guarantors, will have duly authorized, executed and delivered any applicable Indenture, Deposit Agreement, Ordinary Share Warrant Agreement, Ordinary Share Purchase Contract Agreement, Ordinary Share Purchase Unit Agreement or other agreement necessary with respect to or governing the Securities or contemplated by such Securities, any agreement governing those Securities or the Registration Statement, and will take any other appropriate additional corporate action; (iii) the Securities and any agreements governing or receipts evidencing the Securities will be governed by New York law (including any relevant Deposit Agreement, Ordinary Share Warrant Agreement, Ordinary Share Purchase Contract Agreement, Ordinary Share Purchase Unit Agreement); (iv) with respect to the Debt Securities, the applicable Indenture will have been duly authorized and validly executed and delivered by the parties thereto and qualified under the Trust Indenture Act of 1939, as amended; (v) the Securities will be offered, issued, sold and delivered in compliance with applicable law and any requirements therefor set forth in any corporate action authorizing such Securities and in the manner contemplated by the Registration Statement and the related prospectus describing the Securities and the offering thereof; and (vi) the Securities will be offered, sold and delivered to, and paid for by, the purchasers thereof at the price specified in, and in accordance with the terms of, an agreement or agreements duly authorized, executed and delivered by the parties thereto; and (vii) if issued in certificated form, certificates representing the Securities will be duly executed and delivered and, to the extent required by any applicable agreement, duly authenticated and countersigned, and if issued in book-entry form, the Securities will be duly registered to the extent required by any applicable agreement.

In addition, in rendering the opinions expressed in paragraphs 1 and 2 above, we have assumed that, with respect to any Debt Security, Indenture or Guarantee that includes any alternative or additional terms that are not specified in the forms of Indenture, Debt Security and Guarantee examined by us, such inclusion would not cause such Debt Security not to be valid, binding or enforceable.

In rendering the opinions expressed in paragraph 1 and 2 above, we have assumed that each series of Debt Securities (and the related Guarantees) will be issued with an original aggregate principal amount (or in the case of Debt Securities issued at original issue discount, an aggregate issue price) of $2,500,000 or more.

Actavis plc, p. 5

We note that waivers of defenses contained in the Guarantees may be ineffective to the extent that any such defense involve a matter of public policy in New York.

We express no opinion regarding any Ordinary Shares or Serial Preferred Shares that may be represented by any Depositary Shares or received upon exercise of any Ordinary Share Warrants or Ordinary Share Purchase Contracts or included in any Ordinary Share Purchase Units referred to in paragraphs 3, 4, 5 and 6 above, respectively.

We note that any designation in the Securities or any applicable agreement governing those Securities of the U.S. federal courts sitting in New York City as the venue for actions or proceedings relating to such Securities or such agreement is (notwithstanding any waiver thereof) subject to the power of such courts to transfer actions pursuant to 28 U.S.C. §1404(a) or to dismiss such actions or proceedings on the grounds that such a federal court is an inconvenient forum for such an action or proceeding.

We note that by statute New York provides that a judgment or decree rendered in a currency other than the currency of the United States shall be converted into U.S. dollars at the rate of exchange prevailing on the date of entry of the judgment or decree. There is no corresponding federal statute and no controlling Federal court decision on this issue. Accordingly, we express no opinion as to whether a Federal court would award a judgment in a currency other than U.S. dollars or, if it did so, whether it would order conversion of the judgment into U.S. dollars. In addition, to the extent that any Securities or applicable agreement governing those Securities includes a provision relating to indemnification against any loss in obtaining currency due from a court judgment in another currency, we express no opinion as to the enforceability of such provision.

The foregoing opinions are limited to the federal law of the United States of America and the law of the State of New York.

We hereby consent to the use of our name in the prospectus constituting a part of the Registration Statement and in any prospectus supplements related thereto under the heading “Legal Matters,” and to the use of this opinion as a part of the Registration Statement (Exhibit 5.2). In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder. The opinions expressed herein are rendered on and as of the date hereof, and we assume no obligation to advise you or any other person, or to make any investigations, as to any legal developments or factual matters arising subsequent to the date hereof that might affect the opinions expressed herein.

Very truly yours,

CLEARY GOTTLIEB STEEN & HAMILTON LLP

By	/s/ Jeffrey D. Karpf
Jeffrey D. Karpf, a Partner

Schedule I

Guarantor	State or other jurisdiction of incorporation or organization

Actavis Capital S.à r.l.	Luxembourg
Warner Chilcott Limited	Bermuda
Actavis, Inc.	Nevada